     As filed with the Securities and Exchange Commission on July 24, 1998
                                               Registration No. 333-_________
=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ----------------------------------
                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      -----------------------------------

                        BINDVIEW DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)


                   TEXAS                                     76-0306721
     (State or other jurisdiction of                      (I.R.S Employer
      incorporation or organization)                     Identification No.)


     3355 WEST ALABAMA, SUITE 1200
            HOUSTON, TEXAS                                      77098
    (Address of Principal Executive                          (Zip Code)
               Offices)


         BINDVIEW DEVELOPMENT CORPORATION INCENTIVE STOCK OPTION PLAN;
             BINDVIEW DEVELOPMENT CORPORATION 1997 INCENTIVE PLAN;
          BINDVIEW DEVELOPMENT CORPORATION OMNIBUS INCENTIVE PLAN; AND
 BINDVIEW DEVELOPMENT CORPORATION 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plans)

                      ----------------------------------

                               SCOTT R. PLANTOWSKY
                             CHIEF FINANCIAL OFFICER
                        BINDVIEW DEVELOPMENT CORPORATION
                          3355 WEST ALABAMA, SUITE 1200
                              HOUSTON, TEXAS 77098
                    (Name and address of agent for service)

                                  713/843-1799
         (Telephone number, including area code, of agent for service)

                                 With Copy to:

                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                        ATTENTION:  ROBERT F. GRAY, JR.

                      ----------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[x]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                    PROPOSED MAXIMUM          PROPOSED MAXIMUM
TITLE OF SECURITIES         AMOUNT TO BE           OFFERING PRICE PER        AGGREGATE OFFERING           AMOUNT OF
 TO BE REGISTERED            REGISTERED                SHARE  (1)                PRICE  (1)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par
 value per share           5,136,454 shares              $10.00                $51,364,540                $15,153
======================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2) Includes 1,832,714 shares to be issued upon the exercise of options granted and to be granted pursuant to the BindView Development Corporation Incentive Stock Option Plan, 1,303,740 shares to be issued upon the exercise of options granted pursuant to the BindView Development Corporation 1997 Incentive Plan, 1,750,000 shares to be issued upon the exercise of options granted and to be granted pursuant to the BindView Development Corporation Omnibus Incentive Plan and 250,000 shares to be issued upon the exercise of options granted and to be granted pursuant to the BindView Development Corporation 1998 Non-Employee Director Stock Option Plan. Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plans.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement:

         1. The Registration Statement on Form S-1 of BindView Development Corporation, a Texas corporation (the "Registrant") (Reg. No. 333-52883), originally filed with the Securities and Exchange Commission (the "Commission") on May 15, 1998; and

         2. The description of the Registrant's Common Stock, no par value per share, contained in the Registration Statement on Form S-1 of the Registrant (Reg. No. 333-52883), originally filed with the Commission on May 15, 1998.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act ("Article 2.02-1") provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was not opposed to the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director or officer may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, such indemnification is mandatory. The Registrant's Bylaws provide for indemnification of its present and former directors to the fullest extent provided by Article 2.02-1. The Registrant currently maintains directors' and officers' insurance to reimburse the Registrant in the event that indemnification of a director or officer is required.

         The Registrant's Bylaws further provide for indemnification of directors and officers against reasonable expenses incurred in connection with the defense of any such action, suit or proceeding in advance of the final disposition of the proceeding.

         The Registrant's Articles of Incorporation eliminate the liability of directors for monetary damages for an act or omission committed in the director's capacity as a director, except to the extent a director is found liable for (i) a breach of such director's duty of loyalty to the Registrant or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

         The Registrant's Articles of Incorporation further limit a director's liability if the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute is hereafter amended to authorize the further elimination or limitation of the liability of the directors of the Registrant. If such applicable statute does hereafter eliminate or limit a director's liability, then the liability of a director of the Registrant shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act and such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Registrant provided by the Articles of Incorporation.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1     -        Amended and Restated Articles of Incorporation of the
                          Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form
                          S-1 (Reg. No. 333-52883), filed with the Commission on May 15, 1998).

         4.2     -        Bylaws of the Registrant (incorporated by reference
                          to Exhibit 3.2 to the Registrant's Registration
                          Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on May 15, 1998).

         4.3     -        Form of Common Stock Certificate (incorporated by
                          reference to Exhibit 4.2 to the Registrant's
                          Registration Statement on Form S-1 (Reg. No.
                          333-52883), filed with the Commission on May 15, 1998).

         4.4     -        BindView Development Corporation Incentive Stock
                          Option Plan (incorporated by reference to Exhibit
                          10.1 to the Registrant's Registration Statement on
                          Form S-1 (Reg. No. 333-52883), filed with the
                          Commission on June 23, 1998)

         4.5     -        BindView Development Corporation 1997 Incentive Plan
                          (incorporated by reference to Exhibit 10.3 to the Registrant's to Registration Statement on Form S-1
                          (Reg. No. 333-52883), filed with the Commission on June 23, 1998).

         4.6     -        BindView Development Corporation Omnibus Incentive
                          Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1
                          (Reg. No. 333-52883), filed with the Commission on May 15, 1998).

         4.7     -        BindView Development 1998 Non-Employee Director
                          Stock Option Plan (incorporated by reference to
                          Exhibit 10.5 to the Registrant's Registration
                          Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on May 15, 1998).

         5.1     -        Opinion of Fulbright & Jaworski L.L.P.

         23.1    -        Consent of PricewaterhouseCoopers LLP, Independent
                          Accountants.

         23.2    -        Consent of Grant Thornton LLP, Independent
                          Accountants.

         23.3    -        Consent of Fulbright & Jaworski L.L.P. (included in
                          Exhibit 5.1 to this Registration Statement).

         24.1    -        Powers of Attorney (contained on page II-4).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on July 24, 1998.


                                       BINDVIEW DEVELOPMENT CORPORATION


                                              /s/  ERIC J. PULASKI
                                       ----------------------------------------
                                                   Eric J. Pulaski
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Eric J. Pulaski and Scott R. Plantowsky his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 Signature                                  Title                                 Date
 ---------                                  -----                                 ----
 /s/  ERIC J. PULASKI          Chairman of the Board, President and         July 24, 1998
 -------------------------          Chief Executive Officer
 Eric J. Pulaski                 (Principle Executive Officer)


 /s/  CHRISTOPHER J. SOLE             Director, Vice President and          July 24, 1998
 -------------------------          Chief Operating Officer
 Christopher J. Sole


 /s/  SCOTT R. PLANTOWSKY         Director, Vice President and              July 24, 1998
 -------------------------          Chief Financial Officer
 Scott R. Plantowsky               (Principle Financial and
                                      Accounting Officer)


 /s/  PETER L. BLOOM                       Director                         July 24, 1998
 -------------------------
 Peter L. Bloom

 /s/  JOHN J. MOORES                       Director                         July 24, 1998
 -------------------------
 John J. Moores


 /s/  RICHARD A. HOSLEY II                 Director                         July 24, 1998
 -------------------------
 Richard A. Hosley II

                                 EXHIBIT INDEX

Exhibit Number                                 Description

     4.1         -        Amended and Restated Articles of Incorporation of the
                          Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form
                          S-1 (Reg. No. 333-52883), filed with the Commission on May 15, 1998).

     4.2         -        Bylaws of the Registrant (incorporated by reference
                          to Exhibit 3.2 to the Registrant's Registration
                          Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on May 15, 1998).

     4.3         -        Form of Common Stock Certificate (incorporated by
                          reference to Exhibit 4.2 to the Registrant's
                          Registration Statement on Form S-1 (Reg. No.
                          333-52883), filed with the Commission on May 15, 1998).

     4.4         -        BindView Development Corporation Incentive Stock
                          Option Plan (incorporated by reference Exhibit 10.1 to the Registrant's Registration Statement on Form
                          S-1 (Reg. No. 333-52883), filed with the Commission on June 23, 1998)

     4.5         -        BindView Development Corporation 1997 Incentive Plan
                          (incorporated by reference to Exhibit 10.3 to the Registrant's to Registration Statement on Form S-1
                          (Reg. No. 333-52883), filed with the Commission on June 23, 1998).

     4.6         -        BindView Development Corporation Omnibus Incentive
                          Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1
                          (Reg. No. 333-52883), filed with the Commission on May 15, 1998).

     4.7         -        BindView Development 1998 Non-Employee Director Stock
                          Option Plan (incorporated by reference to Exhibit
                          10.5 to the Registrant's Registration Statement on
                          Form S-1 (Reg. No. 333-52883), filed with the
                          Commission on May 15, 1998).

     5.1*        -        Opinion of Fulbright & Jaworski L.L.P.

    23.1*        -        Consent of PricewaterhouseCoopers LLP, Independent
                          Accountants.

    23.2*        -        Consent of Grant Thornton LLP, Independent
                          Accountants.

    23.3*        -        Consent of Fulbright & Jaworski L.L.P. (included in
                          Exhibit 5.1 to this Registration Statement).

    24.1*        -        Powers of Attorney (contained on page II-4).

__________________________
*  Filed herewith